AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 20, 2003
                                 Registration Statement No. 333-_______


                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                        __________________
                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                        __________________

                THE MAY DEPARTMENT STORES COMPANY
      (Exact Name of Registrant as Specified in its Charter)

                Delaware                        43-1104396
     (State or other jurisdiction of        (I.R.S. Employer
     incorporation or organization)        Identification No.)

611 Olive Street, St. Louis, Missouri            63101-1799
(Address of Principal Executive Offices)         (Zip Code)

                THE MAY DEPARTMENT STORES COMPANY
                       PROFIT SHARING PLAN
                       (Full Title of Plan)

                    RICHARD A. BRICKSON, Esq.
                      Secretary and Counsel
                THE MAY DEPARTMENT STORES COMPANY
                         611 Olive Street
                  St. Louis, Missouri 63101-1799
                          (314) 342-6300
    (Name, Address and Telephone Number of Agent for Service)

                    CALCULATION OF REGISTRATION FEE
                              Proposed     Proposed
Title of                      Maximum      Maximum
Securities    Amount          Offering     Aggregate   Amount of
To Be         To Be           Price Per    Offering    Registration
Registered(1) Registered(1)   Unit(2)      Price (2)   Fee(3)
Common Stock
($.50 par     5,500,000
value)        shares          $19.15   $105,325,000.00  $9,689.90

(1) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described in this registration statement.

(2) Under Rules 457(c) and (h) of the Securities Act, the registration fee was based on the average of the high and low sale price of The May Department Stores Company's common stock on February 13, 2003 on the New York Stock Exchange.

(3)  Established pursuant to Section 6(b) of the Securities Act.

Explanatory Note

The May Department Stores Company ("May") is filing this registration statement to register an additional 5,500,000 shares of its common stock, which may be offered or sold under The May Department Stores Company Profit Sharing Plan (the "May Profit Sharing Plan"). These shares are of the same class as other securities of May for which a Registration Statement on Form S-8 (No. 333-76227) is already effective. The contents of Registration Statement No. 333-76227 filed by May on April 13, 1999, are incorporated by reference.

Part I

Information Required in the Section 10(a) Prospectus

The document(s) containing the information specified in Part I of Form S-8 are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this registration statement.

Part II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.
May incorporates by reference the following SEC filings in this registration statement:

     (a) May's Annual Report on Form 10-K for the fiscal year ended February 2, 2002.

     (b) The May Profit Sharing Plan's Annual Report on Form 11-K for the year ended December 31, 2001.

     (c) May's Quarterly Report on Form 10-Q for the quarterly period ended May 4, 2002.

     (d) May's Quarterly Report on Form 10-Q for the quarterly period ended August 3, 2002.

     (e) May's Quarterly Report on Form 10-Q for the quarterly period ended November 2, 2002.

     (f)  May's Current Report on Form 8-K, filed on April 8, 2002.

     (g)  May's Current Report on Form 8-K, filed on April 12, 2002.

     (h)  May's Current Report on Form 8-K, filed on May 6, 2002.

     (i)  May's Current Report on Form 8-K, filed on May 23, 2002.

     (j)  May's Current Report on Form 8-K, filed on July 9, 2002.

     (k)  May's Current Report on Form 8-K, filed on January 17, 2003.

     (l) The description of May's common stock contained in May's Registration Statement (Registration No. 333-91751) on Form S-4 dated November 30, 1999, filed pursuant to Section 12 of the Exchange Act and May's Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 4(a) of Post-Effective Amendment No. 1 to Form S-8, filed May 29, 1996), and May's Certificate of Amendment of the Amended and Restated Certificate of Incorporation, dated May 21, 1999 (incorporated herein by reference to Exhibit 3(b) of Form 10-Q, filed June 8, 1999), including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute part of this registration statement, except as so modified and amended.

Information About Financial Statements Incorporated by Reference into this Registration Statement.

On April 10, 2002, May announced that May's Board of Directors, upon the recommendation of its audit committee, had engaged Deloitte & Touche LLP to replace Arthur Andersen LLP ("Arthur Andersen") as May's independent accountants. The decision to replace Arthur Andersen as May's independent accountants was not the result of any disagreement with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

May's audited financial statements, incorporated herein by reference to its Annual Report on Form 10-K for the fiscal year ended February 2, 2002, and the May Profit Sharing Plan's audited financial statements, incorporated herein by reference to the May Profit Sharing Plan's Annual Report on Form 11-K for the year ended December 31, 2001, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in its reports with respect thereto, and are incorporated herein by reference in this registration statement in reliance upon the authority of said firm as experts in giving said report. Arthur Andersen LLP has not consented to the incorporation by reference of its reports in this registration statement and May has dispensed with the requirement to file such consent in reliance upon Rule 437a of the Securities Act. The absence of such consent may limit recovery by investors on certain claims. In particular, because Arthur Andersen has not consented to the incorporation by reference of its reports in this registration statement, a member in the May Profit Sharing Plan will not be able to recover against Arthur Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated therein.

Item 4. Description of Securities.
Not applicable.

Item 5. Interests of Named Experts and Counsel.
Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California ("Skadden, Arps") has given an opinion on the compliance of the amended provisions of the May Profit Sharing Plan with the applicable requirements of ERISA. Helene L. Kaplan, who is of counsel to Skadden, Arps, is a member of May's board of directors and owns 17,504 shares of May common stock.

Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a corporation, under certain circumstances, to indemnify its directors and officers (including reimbursement for expenses incurred). May has provided for indemnification of its directors and officers to the extent permitted by the provisions of the Delaware statute in its charter, by-laws and otherwise, including by entering into indemnification agreements with the directors and certain executive officers of May. May also has a directors and officers liability insurance policy.

Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.

Exhibit
Number       Description
4.1          Amended and Restated Certificate of Incorporation of May
             (incorporated herein by reference to Exhibit 4(a) of Post-
             Effective Amendment No. 1 to Form S-8 filed May 29, 1996).

4.2          Certificate of Amendment of the Amended and Restated
             Certificate of Incorporation (incorporated herein by referenced to Exhibit 3(b) of Form 10-Q filed June 8, 1999).

4.3          By-laws of May.

4.4 Rights Agreement, dated as of August 19, 1994, between The May Department Stores Company, a New York corporation ("May New York") and The Bank of New York, as Rights Agent, which includes as Exhibit A thereto, the Form of Rights Certificate (incorporated herein by reference to Exhibit 1 of May
             New York's Current Report on Form 8-K dated September 2,
             1994).

4.5          Assignment and Assumption of the Rights Agreement, dated
             May 24, 1996, among May New York, May and The Bank of
             New York, as Rights Agent (incorporated by reference to Post-Effective Amendment No. 1 to Form S-8 filed May 29, 1996).

5.1 Internal Revenue Service Determination Letter dated October 9, 2002, determining that the May Profit Sharing Plan is qualified under Section 401 of the Internal Revenue Code.

5.2          Opinion of Skadden, Arps, Slate, Meagher & Flom LLP re:
             compliance of amended provisions of the May Profit Sharing Plan, with ERISA requirements pertaining to such provisions.

23.1 Consent of Arthur Andersen LLP (dispensed with pursuant to Rule 437a of the Securities Act).

23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the opinion filed as Exhibit 5.2 to this registration statement).

24           Powers of Attorney.

Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement and to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Louis, state of Missouri, on the 20th day of February, 2003.

                               THE MAY DEPARTMENT STORES COMPANY

                               By:/s/ Richard A. Brickson
                                  Name:  Richard A. Brickson
                                  Title: Secretary and Senior Counsel

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                          Title                   Date

Principal Executive Officer:
Eugene S. Kahn*              Director, Chairman of      February 7, 2003
Eugene S. Kahn               the Board and Chief
                             Executive Officer

Principal Financial and Accounting Officer:

Thomas D. Fingleton*         Executive Vice President   February 7, 2003
Thomas D. Fingleton          and Chief Financial
                             Officer

John L. Dunham*              Director and President     February 7, 2003
John L. Dunham

R. Dean Wolfe*               Director and Executive
R. Dean Wolfe                Vice President of
                             Acquisitions and Real      February 7, 2003
                             Estate

Marsha J. Evans*             Director                   February 11, 2003
Marsha J. Evans

James M. Kilts*              Director                   February 13, 2003
James M. Kilts

Russell E. Palmer*           Director                   February 10, 2003
Russell E. Palmer

Michael R. Quinlan*          Director                   February 11, 2003
Michael R. Quinlan

Joyce M. Roche*              Director                   February 11, 2003
Joyce M. Roche



     *    By:/s/Richard A. Brickson
              Richard A. Brickson
              Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act, the Administrative Subcommittee of The May Department Stores Company Profit Sharing Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Louis and state of Missouri, on the 20th day of February, 2003.

The May Department Stores Company Profit Sharing Plan


     By: /s/ Richard A. Brickson
         Richard A. Brickson, Member
         Administrative Subcommittee


Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                Title                    Date

/s/Richard A. Brickson   Member, Administrative   February 20, 2003
Richard A. Brickson      Subcommittee

/s/Jan R. Kniffen        Member, Administrative   February 20, 2003
Jan R. Kniffen           Subcommittee

/s/Timothy J. Logan      Member, Administrative   February 20, 2003
Timothy J. Logan         Subcommittee

EXHIBIT INDEX

Exhibit
Number    Description

4.1 Amended and Restated Certificate of Incorporation of May (incorporated herein by reference to Exhibit 4(a) of Post-Effective Amendment No. 1 to Form S-8 filed May 29, 1996).

4.2 Certificate of Amendment of the Amended and Restated Certificate of Incorporation (incorporated herein by referenced to Exhibit 3(b) of Form 10-Q filed June 8, 1999).

4.3       By-laws of May.

4.4 Rights Agreement, dated as of August 19, 1994, between The May Department Stores Company, a New York corporation ("May New York") and The Bank of New York, as Rights Agent, which includes as Exhibit A thereto, the Form of Rights Certificate (incorporated herein by reference to Exhibit 1 of May New York's Current Report on Form 8-K dated September 2, 1994).

4.5 Assignment and Assumption of the Rights Agreement, dated May 24, 1996, among May New York, May and The Bank of New York, as Rights Agent (incorporated by reference to Post-Effective Amendment No. 1 to Form S-8 filed May 29, 1996).

5.1 Internal Revenue Service Determination Letter dated October 9, 2002, determining that the May Profit Sharing Plan is qualified under Section 401 of the Internal Revenue Code.

5.2 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP re: compliance of amended provisions of the May Profit Sharing Plan with ERISA requirements pertaining to such provisions.

23.1 Consent of Arthur Andersen LLP (dispensed with pursuant to Rule 437a of the Securities Act).

23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the opinion filed as Exhibit 5.2 to this registration statement).

24        Powers of Attorney.

                                                      EXHIBIT 4.3





                             BY-LAWS

                                OF

                THE MAY DEPARTMENT STORES COMPANY
                     (a Delaware Corporation)











            Revised and Amended as of January 17, 2003

                             BY-LAWS

                                OF

                THE MAY DEPARTMENT STORES COMPANY
                     (a Delaware Corporation)

              (as amended through January 17, 2003)

                        ------------------

                            ARTICLE I.

                     MEETINGS OF SHAREOWNERS

   Section 1. The annual meeting of shareowners shall be held on such date (not more than thirteen months after the most recent annual meeting) and at such place and time as may be fixed by the board and stated in the notice thereof, for the purpose of the election of directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these By-laws. The annual meeting may be adjourned from day to day until its business is completed.

   Section 2. Written notice of the date, time and place of each annual meeting of the shareowners shall be mailed not less than ten nor more than sixty days previous to the date of such meeting, postage prepaid, to each shareowner of record in the Company entitled to vote thereat, at such address as shall appear on the books of the Company.

   Section 3. The business transacted at any special meeting of shareowners shall be confined to the object or objects specified in the notice therefor, and matters germane thereto.

   Section 4. Written notice of every special meeting of shareowners stating the date, time, place and object thereof, shall be mailed, postage prepaid, not less than ten nor more than sixty days before the date specified for such meeting to each shareowner of record in the Company entitled to vote thereat, at such address as shall appear on the books of the Company.

   Section 5. Except as otherwise provided in the Certificate of Incorporation, and subject to the provisions and limitations therein contained, at all meetings of shareowners each shareowner of record shall be entitled to cast one vote for each share appearing on the stock book of the Company as standing in his name, which vote may be cast either in person or by proxy, or power of attorney, but no proxy shall be voted on after three years from its date.

   Section 6. Each shareowner entitled to vote at a meeting of shareowners or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareowner by proxy by any means authorized by the board and lawful under the Delaware General Corporation Law.

   Section 7. No shareowner who is in default in the payment of any part of his subscription for any stock of the Company or who is disqualified by law, shall be entitled to vote at any meeting of shareowners.

   Section 8. Every pledgor of stock standing in his name on the books of the Company shall be deemed the owner thereof.

   Section 9. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the owners of not less than a majority of the shares issued and outstanding, entitled to vote thereat, present in person or by proxy or power of attorney, are requisite for and shall constitute a quorum at all meetings of shareowners for the transaction of business, including the election of directors. The owners of a majority of the shares present in person or by proxy or power of attorney at any meeting, whether or not constituting a quorum, shall have power to adjourn the meeting from time to time (provided that each adjournment shall be for a period not exceeding twenty days), without notice other than announcement at the meeting, and at any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally notified.

   Section 10. The board of directors, in advance of the meeting of shareowners, shall appoint not less than two persons who are not directors to serve as inspectors of election. It shall be their duty to receive and canvass the votes for election of directors and on any proposal voted on by ballot and to certify the results to the chairman. In all cases where the right to vote upon any share of the Company shall be questioned, it shall be the duty of the inspectors to examine the stock ledger of the Company as evidence of the shares held, and all shares that appear standing thereon in the name of any person or persons may be voted upon by such person or persons. Each inspector of election before entering upon the duties of such office shall take and subscribe the following oath before an officer authorized by law to administer oaths: "I do solemnly swear that I will execute the duties of an inspector of the election now to be held with strict impartiality and according to the best of my ability."

   Section 11. To be properly brought before the annual or any special shareowners' meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board,
(b) otherwise properly brought before the meeting by or at the direction of the board or (c) otherwise properly brought before the meeting by a shareowner. In addition to any other applicable requirements, for business to be properly brought before the annual or any special shareowners' meeting by a shareowner, the shareowner must have given timely notice thereof in writing to the secretary of the Company. To be timely, a shareowner's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 105 days prior to the anniversary date of the immediately preceding annual meeting of shareowners; provided, however, that in the event that the annual or special meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the shareowner to be timely must be so received not later than the close of business on the 15th day following the first day on which notice or public disclosure of the date of the meeting is given or made to shareowners. Public disclosure shall include, but not be limited to, disclosure in a filing with the Securities and Exchange Commission or similar governmental agency. Such shareowner's notice to the secretary shall set forth as to each matter the shareowner proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareowner proposing such business, (iii) the class and number of shares of common stock of the Company which are beneficially owned by the shareowner and (iv) any material interest of the shareowner in such business.

   Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at the annual or any special meeting except in accordance with the procedures set forth in this Section 11, provided, however, that nothing in this Section 11 shall be deemed to preclude discussion by any shareowner of any business properly brought before the meeting.

   The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 11, and if he should so determine and declare, any such business not properly brought before the meeting shall not be transacted.

   Section 12. Except as provided in Section 1 of Article II, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the board of directors of the Company at the annual meeting may be made at that meeting by or at the direction of the board of directors, by any nominating committee or person appointed by the board of directors or by any shareowner of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section
12. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the Company. To be timely, a shareowner's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 105 days prior to the anniversary date of the immediately preceding annual meeting of shareowners; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the shareowner to be timely must be so received not later than the close of business on the 15th day following the first day on which notice or public disclosure of the date of the meeting is given or made to shareowners. Public disclosure shall include, but not be limited to, disclosure in a filing with the Securities and Exchange Commission or similar governmental agency. Such shareowner's notice to the secretary shall set forth (a) as to each person whom the shareowner proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of common stock of the Company which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended; and (b) as to the shareowner giving the notice (i) the name and record address of the shareowner and (ii) the class and number of shares of common stock of the Company which are beneficially owned by the shareowner. Such notice shall be accompanied by the executed consent of each nominee to serve as a director if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

   The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine and declare, the defective nomination shall be disregarded.

                           ARTICLE II.

                      THE BOARD OF DIRECTORS

   Section 1. The business and affairs of the Company shall be managed and conducted by or under the direction of a board of twelve directors.

   Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board of directors for any reason may be filled by vote of a majority of the directors then in office, although less than a quorum or by the sole remaining director. A director elected to fill a newly created directorship, and a director elected to fill a vacancy, shall hold office for the remainder of the term of the Class to which such director was elected and until his successor shall be chosen and qualified in his stead.

   Section 2. The directors shall prescribe rules and regulations for voting at all elections and shall cause the result of each such election to be filed with the minutes of the proceedings of the board of directors, or of any committee of the board of directors appointed in accordance with Section 12 of this Article II.

   Section 3. The board of directors at its first meeting after each annual meeting of shareowners, or at any subsequent meeting at which such action may be appropriate, shall elect a chairman of the executive committee, a chairman of the board, a president, a vice chairman of the board, one or more vice presidents, a secretary, a controller, and a treasurer, and such other officers as it may determine. The board of directors shall by resolution provide for the authority and duties of any and all such officers in the management of the Company to the extent not so provided in these By-laws.

   The dates of the commencement and expiration of the term of office of any such officer may be fixed by the board of directors at the time of his election; but unless so fixed, such officer shall hold office from the date of his election until the first meeting of the board of directors following the next ensuing annual meeting of shareowners, or until his successor is elected.

   The chairman of the executive committee, the chairman of the board, the president and the vice chairman of the board shall be members of the board of directors. No other officers need be members of the board of directors.

   Any two offices, except the offices of president and secretary, may be held by the same person.

   Section 4. If for any reason the election of officers shall not be held on or as of the date fixed therefor, the board of directors shall designate another day for such election.

   Section 5. The board of directors may also appoint such additional officers and agents, including additional vice presidents, one or more assistant treasurers, one or more assistant secretaries and one or more assistant controllers, as it may from time to time deem advisable, and may remove any of the persons so appointed at its pleasure, and may, in its discretion, contract for a definite period of employment for any officer or agent upon such terms as it may deem advisable. The board of directors may by resolution provide for the powers and duties of any and all such additional officers and agents so appointed.

   Section 6. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-laws, at all meetings of the board of directors, a majority of the entire board of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

   All matters coming before the board of directors shall, except as otherwise provided by the General Corporation Law of the State of Delaware ("GCL") or by these By-laws, be determined by a majority vote of the members present, provided that a quorum shall be present.

   Any one or more members of the board of directors or of any committee thereof may participate in any meeting of such board or of such committee thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at any such meeting.

   Section 7. The directors may hold their meetings and cause the books of the Company (except the Stock and Transfer Books) to be kept within or without the State of Delaware, at such place or places as they may from time to time determine.

   Section 8. Subject to Section 15 of this Article II, there shall be an annual meeting of the board of directors on the day of the annual meeting of shareowners in each year or as soon thereafter as convenient, such annual meeting to be at such place and time (and, if applicable, on such date) as the chairman of the board shall designate by written notice to the directors, and regular meetings shall be held on such dates and at such times and places either as the directors shall by resolution provide or as the chairman of the board shall designate by written notice to the directors. Except as above provided, no notice of said annual meeting or such regular meetings of the board of directors need be given.

   Section 9. Special meetings of the board of directors may be called by the chairman of the executive committee, the chairman of the board, the president, the vice chairman of the board, or the secretary or the treasurer. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or facsimile transmission not later than the day preceding the date of such meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstance. Special meetings shall be called by one of the foregoing officers in like manner on the written request of five directors, specifying the object or objects of such special meeting. In the event that one of the foregoing officers shall fail to call a meeting within two days after receipt of such request, such meeting may be called in like manner by the directors making such request.

   Section 10. If any vacancy shall occur in the board of directors by reason of death, removal, resignation or otherwise, such vacancy may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director.

   Section 11. Any director may resign his office at any time, such resignation to be made in writing and delivered to the chairman of the executive committee, the chairman of the board, the president, the vice chairman of the board, or the secretary.

   Section 12. The board of directors shall appoint an executive committee, which shall consist of one or more directors and may from time to time designate the number of such executive committee members that shall constitute a quorum and may provide for the holding of regular meetings thereof. In the absence of any such designation, a majority of the members of the executive committee shall constitute a quorum. To the extent permitted by law (including, without limitation, Section 141(c)(2) of the GCL) and by the Certificate of Incorporation, the executive committee shall have and may exercise all the powers vested in the board of directors during the intervals between the meetings of the board of directors. The affirmative vote of a majority of those present at a meeting of the executive committee, at which a quorum is present, shall be necessary for the adoption of any resolution. The executive committee shall, whenever called upon, report to the board of directors and be subject to its direction, and the board of directors may remove members and appoint new members thereof to fill vacancies therein, and may increase or decrease the membership thereof. Meetings of the executive committee shall be called by the chairman of the executive committee or, upon the request of not less than two members, by the secretary by notice deposited in the mail, sent by telegram or delivered by hand not less than two days prior to the date of such meeting. Waiver of notice by any member of the executive committee, whether before or after the meeting to which such waiver relates, shall be equivalent to notice.

   The board of directors may appoint such other committees, each consisting of one or more directors, as the board of directors may at any time and from time to time deem appropriate; subject to the limitations contained in Section 141(c)(2) of the GCL, the board of directors from time to time may by resolution prescribe for each such committee such duties, powers and authority as the board of directors shall deem appropriate.

   Section 13. In addition to the powers by these By-laws expressly conferred upon them, the board of directors may exercise such powers and do such lawful acts and things as are not prohibited by law or required by the Certificate of Incorporation or by these By-laws to be exercised and done by the shareowners.

   Section 14. Directors as such may be paid such compensation as the board of directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

   Section 15. Anything in this Article II to the contrary notwithstanding, any action required or permitted to be taken by the board of directors at any regular, annual or special meeting thereof, or by any committee thereof, may be taken without a meeting if all members of the board of directors or such committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the board of directors or such committee shall be filed with the minutes of the proceedings of the board of directors or such committee.

   Section 16. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareowners entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareowners; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof or the shareowners. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

                           ARTICLE III.

                         ELECTED OFFICERS

   The elected officers of the Company shall be the chairman of the executive committee, the chairman of the board, the president, the vice chairman of the board, the secretary, the treasurer, the controller, and such other officers of the Company as shall be elected by the board of directors.

                           ARTICLE IV.

                 AUTHORITY AND DUTIES OF OFFICERS

   Each officer of the Company shall be subject to the control of the board of directors and shall have such duties in the management of the Company as may be provided by appropriate resolution of the board of directors and/or provided in these By-laws.

                            ARTICLE V.

               DUTIES OF OFFICERS MAY BE DELEGATED

   In the case of the absence of any officer of the Company, or for any other reason that the board of directors may deem sufficient, the board of directors may delegate the powers or duties of such officer to any other officer or to any other director, or to any other person for the time being.

                           ARTICLE VI.

                         INDEMNIFICATION

   Section 1. The Company shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made a party to or otherwise involved in any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Company or by reason of the fact that such director or officer, at the request of the Company, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Section 1 shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

   Section 2. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the law. The Company may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing for indemnification to the fullest extent authorized or permitted by law and including as part thereof any or all of the foregoing, to ensure the payment of such sums as may become necessary to effect full indemnification.

   Section 3. The rights to indemnification conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation of the Company, these By-laws or any agreement, vote of stockholders or directors or otherwise.

                           ARTICLE VII.

               POWER OF OFFICERS TO CONTRACT, ETC.

   Section 1. All contracts and agreements, purporting to be the act of this Company shall be signed by such officer(s) of the Company or other person(s) as may be designated by resolution of the board of directors, in order that the same shall be binding upon the Company.

   Section 2. The board of directors may, from time to time, authorize any officer or officers of the Company, or any other person or persons, to sign, countersign and endorse bills of exchange, checks, notes, leases, deeds and other instruments, agreements and documents in behalf of the Company.

                          ARTICLE VIII.

                        ORDER OF BUSINESS

   Section 1. The order of business at all meetings of the shareowners shall be as follows:

   1.        The election of directors.

   2.        Other matters to be acted upon.

   3.        The reports of officers.

   4.        Election of inspectors of election.

   The order of business at any meeting may be changed by a vote of the owners of a majority of the shares represented at such meeting.

   Section 2. The order of business at meetings of the board of directors shall be as the directors may determine.

                           ARTICLE IX.

                         SHARES OF STOCK

   Section 1. The interest of each shareowner shall be evidenced by a certificate or certificates for shares of stock of the Company in such form as the board of directors may from time to time prescribe. The certificates of stock shall be signed by the chairman of the executive committee, the chairman of the board, the president, the vice chairman of the board, or a vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary and sealed with the seal of the Company, and shall be countersigned and registered in such manner, if any, as the board of directors may by resolution prescribe; provided that, in case such certificates are required by such resolution to be signed by a transfer agent or transfer clerk and by a registrar, the signatures of the above designated officers and the seal of the Company upon such certificates may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued with the same effect as if such officer had not ceased to be such at the date of its issue.

   Section 2. Shares of stock of the Company shall be transferred only on the books of the Company, by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Company or its agents may reasonably require.

   Section 3. The board of directors may direct a new certificate or certificates of stock to be issued in the place of any certificate or certificates theretofore issued and alleged to have been lost, stolen or destroyed; but the board of directors, when authorizing the issue of such new certificate or certificates, may in its discretion require the owner of the stock represented by the certificate so lost, stolen or destroyed, or his legal representatives, to execute and deliver to the Company a bond with one or more sureties, in such sum as it may direct, indemnifying the Company and its agents against any claim that may be made against it by reason of the issue of such new certificate. The board of directors, however, may refuse to authorize any such new certificate except upon the order of a court having jurisdiction in such matter.

   Section 4. The board of directors may from time to time appoint such transfer agents and registrars of shares as it may deem advisable and may define their powers and duties.

                            ARTICLE X.

                            DIVIDENDS

   Subject to the limitations and provisions set forth in the Certificate of Incorporation of the Company, dividends on the stock of the Company shall be paid at such times and in such amounts as the board of directors shall, from time to time, determine.

                           ARTICLE XI.

                          CORPORATE SEAL

   The corporate seal shall consist of the words "THE MAY DEPARTMENT STORES COMPANY" arranged in a circular around the words and figures "Corporate Seal -- Delaware" and shall be kept by the secretary in the office of the Company. The impression of the seal may be made and attested upon contracts, certificates of stock and other papers requiring the seal of the Company, when authorized by resolution of the board of directors, by the secretary, or by an assistant secretary or by any other officer of the Company, and the board of directors may authorize the use of a duplicate corporate seal by any assistant secretary or other officer of the Company.

                           ARTICLE XII.

                           FISCAL YEAR

   The fiscal year of the Company shall end on the Saturday closest to the 31st day of January in each year.

                          ARTICLE XIII.

                            AMENDMENTS

   In furtherance and not in limitation of the powers conferred by statute, the board of directors, by vote of two-thirds of the entire board of directors of the Company, is expressly authorized to adopt, repeal, alter, amend or rescind the foregoing By-laws at any meeting of the board of directors, provided that the substance of the proposed amendment or addition or the subject matter thereof shall have been submitted in writing at a preceding meeting of the board of directors or notice thereof shall have been given to the directors; waiver of notice by any director being deemed equivalent to such notice to him.

   The By-laws may also be amended at any general or special meeting ofshareowners, provided notice of the proposed amendment shall have been given in the call for such meeting.

                           ARTICLE XIV.

                         WAIVER OF NOTICE

   Any notice required to be given by law or by the Certificate of Incorporation or by these By-laws may be waived in writing, and such waiver may be made either before or after the act or event to which the same relates.

                                                      EXHIBIT 5.1

INTERNAL REVENUE SERVICE               DEPARTMENT OF THE TREASURY
P.O. BOX 2508
CINCINNATI, OH 45201

                                       Employer Identification Number:
Date:                                    43-1104396
                                       DLN:
MAY DEPARTMENT STORES COMPANY            17007063011012
C/O MARY R OTTOSON                     Person to Contact:
611 OLIVE ST                             MICHAEL EDWARDS  ID# 11626
                                         ST. LOUIS, MO 63101-0000
                                       Contact Telephone Number:
                                         (877) 829-5500
                                       Plan Name:
                                          THE MAY DEPARTMENT STORES
                                          COMPANY PROFIT SHARING PLAN
                                       Plan Number:  003

Dear Applicant:

  We have made a favorable determination on the plan identified above based on the information you have supplied. Please keep this letter, the application forms submitted to request this letter and all correspondence with the Internal Revenue Service regarding your application for a determination letter in your permanent records. You must retain this information to preserve your reliance on this letter.

  Continued qualification of the plan under its present form will depend on its effect in operation. See section 1.401-1(b) (3) of the Income Tax Regulations. We will review the status of the plan in operation periodically.

   The enclosed Publication 794 explains the significance and the scope of this favorable determination letter based on the determination requests selected on your application forms. Publication 794 describes the information that must be retained to have reliance on this favorable determination letter. The publication also provide examples of the effect of a plan's operation on its qualified status and discusses the reporting requirements for qualified plans. Please read Publication 794.

   This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect on other federal or local statutes.

   This determination letter is applicable for the amendment(s) executed on February 27, 2002.

   This letter considers the changes in qualification requirements made by the Uruguay Round Agreements Act, Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Remployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform

Act of 1998, Pub. L. 105-206, and the Community Renewal Tax Relief Act of 2000, Pub. L. 106-554.

   This letter may not be relied on with respect to whether the plan satisfies the requirements of section 401(a) of the Code, as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub. L. 107-16.

   The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

   We have sent a copy of this letter to your representative as indicated in the power of attorney.

   If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                             Sincerely yours,


                                             Paul T. Shultz
                                             Director,
                                             Employee Plans Rulings &
                                             Agreements
Enclosures:
Publication 794

                                                      EXHIBIT 5.2






                                             February 19, 2003




The Board of Directors
The May Department Stores Company
611 Olive Street
St. Louis, Missouri  63101

         Re: The May Department Stores Company Profit Sharing Plan, as amended and restated through January 1, 2001, and as subsequently amended through the date hereof

Ladies and Gentlemen:

          In connection with the Form S-8 Registration Statement (the "Registration Statement"), being filed on or about February 20, 2003 by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "Rules"), the Company has requested us to furnish our opinion as to whether The May Department Stores Company Profit Sharing Plan, as amended and restated through January 1, 2001 (the "Plan"), and as subsequently amended through the date hereof, complies with the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including (i) the Plan, (ii) the October 9, 2002, determination letter (the "Determination Letter") from the Internal Revenue Service (the "IRS") to the effect that the Plan constitutes a qualified plan under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and (iii) the Company's nine subsequent amendments through the date hereof (the "Amendments") to the Plan, which we have been advised by the Company are the only amendments that have been made to the Plan since the date of the Determination Letter. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

The Board of Directors
February 19, 2003
Page 2

          We are admitted to the bar of the States of New York and California and we express no opinion as to the laws of any other jurisdiction other than, to the extent specifically referred to herein, the federal laws of the United States of America.

          Based upon the foregoing, it is our opinion that the applicable provisions of the Amendments are, in form, in compliance in all material respects with the applicable requirements of ERISA. We are, however, giving no opinion as to whether the Plan, as amended by the Amendments, has been operated or administrated in compliance with the Amendments or with the other provisions of the Plan or applicable laws.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Act and the Rules.


                           Very truly yours,


                          /s/Skadden, Arps, Slate, Meagher & Flom LLP
                          Skadden, Arps, Slate, Meagher & Flom LLP

                                                     EXHIBIT 24

                        POWER OF ATTORNEY


     The undersigned appoints John L. Dunham, Alan E. Charlson and Richard A. Brickson, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8, and to sign any and all amendments and post-effective amendments thereto, with respect to The May Department Stores Company Profit Sharing Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.



                           /s/Eugene S. Kahn
                           Eugene S. Kahn
                           Director, Chairman of the Board and Chief
                           Executive Officer


Date:  February 7, 2003

                        POWER OF ATTORNEY


     The undersigned appoints John L. Dunham, Alan E. Charlson and Richard A. Brickson, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8, and to sign any and all amendments and post-effective amendments thereto, with respect to The May Department Stores Company Profit Sharing Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.



                           /s/Thomas D. Fingleton
                           Thomas D. Fingleton
                           Executive Vice President and Chief Financial
                           Officer



Date:  February 7, 2003

                        POWER OF ATTORNEY


     The undersigned appoints Alan E. Charlson and Richard A. Brickson, or either of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8, and to sign any and all amendments and post-effective amendments thereto, with respect to The May Department Stores Company Profit Sharing Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.



                           /s/John L. Dunham
                           John L. Dunham
                           Director and President



Date:  February 7, 2003

                        POWER OF ATTORNEY


     The undersigned appoints John L. Dunham, Alan E. Charlson and Richard A. Brickson, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8, and to sign any and all amendments and post-effective amendments thereto, with respect to The May Department Stores Company Profit Sharing Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.



                           /s/R. Dean Wolfe
                           R. Dean Wolfe
                           Director and Executive Vice President of
                           Acquisitions and Real Estate



Date:  February 7, 2003

                        POWER OF ATTORNEY


     The undersigned appoints John L. Dunham, Alan E. Charlson and Richard A. Brickson, and each or any one of them acting alone, as her true and lawful attorney-in-fact and agent, with full power of substitution for her and in her name, place and stead, in any and all capacities, to sign a registration statement on Form S-8, and to sign any and all amendments and post-effective amendments thereto, with respect to The May Department Stores Company Profit Sharing Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute may lawfully do or cause to be done by virtue thereof.


                           /s/Marsha J. Evans
                           Marsha J. Evans
                           Director



Date:  February 11, 2003

                        POWER OF ATTORNEY


     The undersigned appoints John L. Dunham, Alan E. Charlson and Richard A. Brickson, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8, and to sign any and all amendments and post-effective amendments thereto, with respect to The May Department Stores Company Profit Sharing Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.



                           /s/James M. Kilts
                           James M. Kilts
                           Director



Date:  February 13, 2003

                        POWER OF ATTORNEY


     The undersigned appoints John L. Dunham, Alan E. Charlson and Richard A. Brickson, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8, and to sign any and all amendments and post-effective amendments thereto, with respect to The May Department Stores Company Profit Sharing Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.



                           /s/Russell E. Palmer
                           Russell E. Palmer
                           Director



Date:  February 10, 2003

                        POWER OF ATTORNEY


     The undersigned appoints John L. Dunham, Alan E. Charlson and Richard A. Brickson, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8, and to sign any and all amendments and post-effective amendments thereto, with respect to The May Department Stores Company Profit Sharing Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.



                           /s/Michael R. Quinlan
                           Michael R. Quinlan
                           Director



Date:  February 11, 2003

                        POWER OF ATTORNEY


     The undersigned appoints John L. Dunham, Alan E. Charlson and Richard A. Brickson, and each or any one of them acting alone, as her true and lawful attorney-in-fact and agent, with full power of substitution for her and in her name, place and stead, in any and all capacities, to sign a registration statement on Form S-8, and to sign any and all amendments and post-effective amendments thereto, with respect to The May Department Stores Company Profit Sharing Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute may lawfully do or cause to be done by virtue thereof.



                           /s/Joyce M. Roche
                           Joyce M. Roche
                           Director



Date:  February 11 , 2003